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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):  November 23, 1999



                          AGILE SOFTWARE CORPORATION
            (Exact name of registrant as specified in its charter)


          Delaware                        333-_____              77-0397905
(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer)
incorporation or organization)                               Identification No.)




         One Almaden Boulevard
         San Jose, California                               95113-2211
 (Address of principal executive offices)                   (Zip Code)



      Registrant's telephone number, including area code:  (408) 975-3900

                                Not applicable.
                 --------------------------------------------
         (Former name or former address, if changed since last report)
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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On November 23, 1999, pursuant to an Agreement and Plan of Reorganization dated as of October 10, 1999 (the "Merger Agreement") among Agile Software Corporation (the "Company") Alaska Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("Merger Sub"), and Digital Market, Inc., a California corporation ("Digital"), the Company completed its acquisition (the "Merger") of Digital by merging Digital with and into Merger Sub, with Merger Sub the surviving corporation in the Merger. Merger Sub has subsequently been renamed Digital Market, Inc. The Merger has been accounted for as a purchase business combination.

         Under the terms of the Merger, each outstanding share of capital stock and warrants to acquire capital stock of Digital ("Digital Capital Stock") was converted into the right to receive 0.02426 of a share of the common stock of the Company ("Company Common Stock") and the right to receive cash in the amount of $.7930 per share of Digital Capital Stock. The purchase price included
$20.0 million in cash and approximately $79.2 million in Company Common Stock, based upon the issuance of 611,765 shares at $129.50 per share, based upon Agile's average stock price a number of days before and after the transaction measurement date, in exchange for all of the issued and outstanding capital stock and warrants of Digital. In addition, Agile assumed all of the outstanding options to purchase the common stock of Digital under its stock option plans, which were converted into options to purchase an aggregate of 10,758 shares of Company Common Stock. The estimated fair value of the assumed options is approximately $7.8 million and was included as a component of the purchase price. Agile also anticipates incurring approximately $2.0 million in acquisition expenses. The total purchase price of Digital was $109.0 million. The Company used a portion of its proceeds from its initial public offering in August 1999 as the source of funds of the cash portion of the purchase price.

         The amount of the Merger consideration was determined through arms-length negotiation. There were no material relationships between the Digital shareholders and the Company or any of its affiliates, any director or officer of the Company or any associate of any such director or officer prior to the Merger.

Item 7.  Financial Statements and Exhibits.

               (a) Financial statements of business acquired. The financial statements required pursuant to Rule 3-05 of Regulation S-X were previously reported in the Company's Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on November 26, 1999, are incorporated by reference herein, and pursuant to General Instruction B.3 of Form 8-K are not additionally reported herein.

               (b) Pro forma financial information. The financial information required pursuant to Article 11 of Regulation S-X was previously reported in the Company's Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on November 26, 1999, is incorporated by reference herein, and pursuant to General Instruction B.3 of Form 8-K is not additionally reported herein.


               (c)  Exhibits.

Exhibit No.          Description
----------           -----------

2.1 Agreement and Plan of Merger, dated as of October 10, 1999 among Agile Software Corporation, Alaska Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Agile, and Digital Market, Inc., a California corporation.

                     The above agreement contains a list identifying all exhibits and schedules thereto not filed as a part of
                     Exhibit 2.1. The Company agrees to furnish supplementally a copy of any omitted exhibits or schedules to the Securities and Exchange Commission upon request.

                                       2
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Exhibit No.          Description
-----------          -----------
2.2                  Certificate of Merger dated November 23, 1999, filed with
                     the Secretary of State of the State of Delaware on November 23, 1999.

99.1                 Press release announcing completion of the Merger.

                                       3
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                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    Agile Software Corporation



December 8, 1999                    By:   /s/ Thomas P. Shanahan
                                       -------------------------------
                                       Thomas P. Shanahan,
                                       Executive Vice President and
                                       Chief Financial Officer

                                       4
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                                 Exhibit Index



Exhibit No.          Description
----------           -----------

2.1 Agreement and Plan of Merger, dated as of October 10, 1999 among Agile Software Corporation, Alaska Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Agile, and Digital Market, Inc., a California corporation.

2.2 Certificate of Merger dated November 23, 1999, filed with the Secretary of State of the State of Delaware on November 23, 1999.

99.1                 Press release announcing completion of the Merger.

                                       5